                                                                   EXHIBIT 10.17

                            CONTRIBUTION AGREEMENT
                        WITH JOINT ESCROW INSTRUCTIONS


                                      by


                                      and


                                     among


                             PRMA LAS VEGAS, INC.,
                             a Nevada corporation


                                      and

                               MGM GRAND, INC.,
                            a Delaware corporation


                                      and


                        NEW YORK - NEW YORK HOTEL, LLC,
                      a Nevada limited liability company



                         Dated as of December 26, 1994

                             CONTRIBUTION AGREEMENT

                                     INDEX
                                     -----

                                                                            Page
                                                                            ----

1.   IDENTIFICATION OF PARTIES............................................     1
     -------------------------

2.   DESCRIPTION OF CONTRIBUTION PROPERTY.................................     1
     ------------------------------------

3.   INTENTIONALLY DELETED................................................     2
     ---------------------

4.   REPRESENTATIONS AND WARRANTIES.......................................     2
     ------------------------------

5.   COVENANTS............................................................     5
     ---------

6.   CONDITIONS PRECEDENT.................................................     7
     --------------------

7.   PRORATIONS AND ADJUSTMENTS...........................................     8
     --------------------------

8.   CLOSING..............................................................     9
     -------

9.   TRANSACTION COSTS....................................................     9
     -----------------

10.  DEFAULT..............................................................    10
     -------

11.  INDEMNIFICATION......................................................    10
     ---------------

12.  ESCROW...............................................................    11
     ------

13.  INTENTIONALLY OMITTED................................................    13
     ---------------------

14.  MISCELLANEOUS........................................................    13
     -------------

SIGNATURE PAGE............................................................    17

Exhibits
- --------

Exhibit A - Legal Description of the Real Property

Schedules
- ---------

Schedule 4(i)  - Non-Compliance Matters
Schedule 4(ii) - Schedule of Contracts

                            CONTRIBUTION AGREEMENT
                        WITH JOINT ESCROW INSTRUCTIONS


          1.   IDENTIFICATION OF PARTIES
               -------------------------

               THIS CONTRIBUTION AGREEMENT WITH JOINT ESCROW INSTRUCTIONS (this "Agreement") is entered into as of December 26, 1994, by and among PRMA LAS VEGAS, INC., a Nevada corporation ("PRMA-LV"), MGM GRAND, INC., a Delaware corporation ("MGM"), and NEW YORK - NEW YORK HOTEL, LLC, a Nevada limited liability company (the "Company"). PRMA-LV and MGM are the sole Members of the Company. Initially capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the operating agreement (the "Operating Agreement") of the Company being executed concurrently with this Agreement.

          2.   DESCRIPTION OF CONTRIBUTION PROPERTY
               ------------------------------------

          In consideration of the mutual undertakings of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PRMA-LV and MGM agree to make the following contributions to the Company, and the Company agrees to accept such contributions from PRMA-LV and MGM, all upon the terms and conditions hereinafter set forth in this Agreement:

          (a) MGM Contribution Property. MGM shall contribute and convey, or cause to be conveyed, to the Company upon the Close of Escrow:

               (i) That certain real property located in Las Vegas, Nevada consisting of approximately 17.6 acres of land, and more particularly described on Exhibit A attached hereto and incorporated herein by this
                  ---------
     reference, together with all rights, privileges, easements and appurtenances thereto, if any, including all mineral and water rights and all easements, rights-of-way, and other appurtenances used or connected with the beneficial use or enjoyment of said real property (collectively, the "Real Property"); and

               (ii) All of MGM's right, title and interest in and to, and MGM's controlling shareholder's right, title and interest in and to, all contract rights, licenses, approvals, certificates, permits, warranties, indemnities, equipment, supplies, fixtures and other items of tangible or intangible personal property used in connection with the Real Property to the extent transferable and all of MGM's right, title and interest under that certain letter agreement (the "Rodeway Agreement"), dated November 22, 1994, by and between Maria Brannon and Patricia L. Goldman, individually and as trustees, as "Seller," and MGM as "Buyer" (collectively, the "Personal Property").

          The Real Property and the Personal Property are hereinafter referred to collectively as the "MGM Contribution Property". PRMA-LV and MGM have determined, as the Members of the Company, that the fair market value of the MGM Contribution Property will be on the Closing Date Forty-One Million Two Hundred Thousand Dollars ($41,200,000), and PRMA-LV and MGM agree that MGM's Capital Account in the Company shall be credited by such amount, without regard to any prorations or closing adjustments made pursuant to this Agreement.

          (b) PRMA-LV Contribution Property. Upon the Close of Escrow, PRMA-LV shall contribute and convey to the Company the following property (the "PRMA-LV Contribution Property"):

               (i) By wire transfer of immediately available funds, cash in the amount of Forty Million Dollars ($40,000,000); and

               (ii) Certain rights (the "Theme Rights") to be conveyed pursuant to the "Theme Rights Assignment" (as hereinafter defined).

          PRMA-LV and MGM have determined, as the Members of the Company, that the fair market value of the Theme Rights on the Closing Date will be One Million Two Hundred Thousand Dollars ($1,200,000). PRMA-LV and MGM agree that PRMA-LV's Capital Account in the Company shall be credited by an amount equal to Forty-One Million Two Hundred Thousand Dollars ($41,200,000) as of the Closing Date, without regard to any prorations or closing adjustments made pursuant to this Agreement.

          3.   INTENTIONALLY DELETED
               ---------------------

          4.   REPRESENTATIONS AND WARRANTIES
               ------------------------------

          (a) Representations and Warranties of MGM. As a material inducement to PRMA-LV to execute this Agreement and make its contributions to the Company contemplated hereby, MGM represents and warrants to PRMA-LV that the following matters are true and correct as of the date of this Agreement:

               (i) To the best knowledge of MGM, except as disclosed on Schedule 4(a)(i), the MGM Contribution Property is in compliance with all local, state and federal laws and regulations applicable to the MGM Contribution Property in its present state of development. Neither MGM nor MGM's controlling shareholder has received any notice from any governmental authority advising it of a violation of any such laws or regulations.

               (ii) Schedule 4(a)(ii) is a true, correct and complete schedule of all of the leases, contracts and other agreements (including traffic or pedestrian overpass participation agreements) known to MGM, whether written or oral, with any third parties (other than PRMA or any of its affiliates) (including governmental agencies and prior owners) affecting the MGM Contribution Property, or the use or the development thereof (the "Contracts"). To the best knowledge of MGM, the Contracts are in full force and effect, and there has been no breach or default or event which, with the giving of notice or the passage of time or both, would constitute a breach or default by any party thereunder.

               (iii) To the best knowledge of MGM, all of the documents and information provided to PRMA-LV by or on behalf of MGM are true, correct and complete in all material respects.

               (iv) There are no actions, suits or proceedings pending or threatened against or affecting MGM that could impair MGM's ability to perform its obligations under this Agreement.

               (v) MGM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and neither MGM nor any subsidiary or controlling shareholder of MGM is insolvent or bankrupt under any applicable law. This Agreement and all of the documents that are being executed by MGM or its controlling shareholder, as the case may be, in connection with the transactions contemplated hereunder (1) have been duly authorized, executed, and delivered by such party, (2) are legal, valid, and binding obligations of such party enforceable against it in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally), (3) are sufficient to convey title (if they purport to do so), and (4) do not violate any law, or any provision of any agreement to which such party is a party or to which it is subject.

               (vi) Except as disclosed in any environmental audit or report heretofore obtained by or delivered to PRMA-LV, to the best of MGM's knowledge: (1) no Hazardous Material has been generated, used, manufactured, treated, released, or disposed of by any other party, or presently exist, at, on or beneath the Real Property in violation of any Environmental Law, and (2) the Real Property is in compliance with all Environmental Laws. Neither MGM nor the controlling shareholder of MGM has been notified by any governmental authority there is any liability or claim relating to Hazardous Materials affecting the Real Property. For the purposes of this Agreement, "Hazardous Material" shall mean any chemical, compound, material, mixture or substance that is now defined or listed in any Environmental Laws as a "hazardous substance," "hazardous material," or "toxic substance", or the like, or any oil, petroleum or petroleum derived substance, or any underground storage tank. For the purposes of this Agreement, "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq.; and any similar federal, state or local laws, ordinances, rules or regulations, including the regulations and amendments adopted and the publications promulgated pursuant to the statutes listed above.

               (vii) Neither MGM nor its controlling shareholder is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

               (viii) No brokerage commission, finder's fee or other similar compensation is due or payable by reason of MGM's or its controlling shareholder's actions in connection with the transactions contemplated hereby, except for the Rodeway Agreement as disclosed therein, the payment of which compensation shall be the responsibility of the Company.

               (ix) The Rodeway Agreement is in full force and effect and has not been amended or supplemented, and, to MGM's best knowledge, there has been no breach or default or event which, with the giving of notice or the passage of time, or both, would constitute a default by any party thereunder. MGM has deposited $250,000 (the "Rodeway Earnest Money") in escrow in accordance with the Rodeway Agreement, which amount shall be a Shared Cost pursuant ot Section 9(c).

          (b) Representations and Warranties of PRMA-LV. As a material inducement to MGM to execute this Agreement and make its contributions to the Company contemplated hereby, PRMA-LV represents and warrants to MGM that the following matters are true and correct as of the date of this Agreement and will also be true and correct as of the Close of Escrow:

               (i) PRMA-LV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and neither PRMA-LV nor Primadonna Resorts, Inc. ("PRMA"), a Nevada corporation and the sole shareholder of PRMA-LV, is insolvent or bankrupt under any applicable law.

               (ii) This Agreement and all of the documents that are being executed by PRMA-LV in connection with the transactions contemplated hereunder (1) have been duly authorized, executed, and delivered by PRMA-LV, (2) are legal, valid, and binding obligations of PRMA-LV enforceable against PRMA-LV in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally), (3) are sufficient to convey title (if they purport to do so), and (4) do not violate law, or any provision of any agreement to which PRMA-LV is a party or to which it is subject.

               (iii) There are no actions, suits or proceedings pending or threatened against or affecting PRMA-LV that could impair PRMA-LV's ability to perform its obligations under this Agreement.

               (iv) No brokerage commission, finder's fee or other similar compensation is due or payable by reason of PRMA-LV's actions in the transaction contemplated hereby.

               (v) The "Advent Option Agreement" (as defined in the Operating Agreement) is in full force and effect and has not been amended or supplemented, and, to PRMA-LV's best knowledge, there has been no breach or default or event which, with the giving of notice or the passage of time, or both, would constitute a default by any party thereunder.

          (c) Survival and other Limitations re Representations and Warranties. In the event of the termination of this Agreement, all representations and warranties made hereunder survive such termination for a period of one (1) year from the date of such termination. In the event the Close of Escrow occurs hereunder, all representations and warranties made hereunder shall survive the Close of Escrow for a period of five (5) years. Whenever a representation or warranty is made in this Agreement to the "best knowledge" of MGM, such representation and warranty shall be limited to (A) facts and circumstances within the actual and present knowledge of any senior officer of MGM or of the controlling stockholder of MGM, and (B) facts and circumstances that were disclosed in any written notice at any time received by MGM or the controlling stockholder of MGM. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that each party may have non-contractual statutory and common law rights and remedies against the other parties for non-disclosure or non-compliance with certain matters which are also the subject matter of the representations and warranties contained in this Agreement and the limited representations and warranties and limited survival periods set forth herein shall not be deemed or construed as limiting, waiving or relinquishing any such non-contractual statutory or common law right or remedy.

          5.  COVENANTS
              ---------

          (a) MGM Covenants. MGM hereby covenants for the benefit of each of PRMA-LV and the Company as follows:

               (i) At all times prior to the Close of Escrow, the MGM Contribution Property shall be owned and maintained in a clean, safe and orderly condition, and in accordance with all material laws, ordinances, rules and regulations applicable to such property.

               (ii) Subject to Section 9(c), MGM shall pay in full prior to the
                               ------------
     Close of Escrow all bills and invoices for labor, goods, materials and services of any kind related to the MGM Contribution Property.

               (iii) Upon PRMA-LV's request, for a period extending one year after the Close of Escrow, MGM shall make all of its records with respect to the MGM Contribution Property available to PRMA-LV or the Company for inspection, and MGM shall cause its controlling stockholder to make all of its records with respect to the MGM Contribution Property available to PRMA-LV or the Company, for inspection, copying and audit by PRMA-LV's or the Company's respective designated accountants.

               (iv) MGM shall promptly after becoming aware of any fact or circumstance that makes any representation or warranty under this Agreement materially untrue or misleading, or any covenant or condition precedent under this Agreement unlikely to be performed or satisfied, deliver written notice of such fact or circumstance to PRMA-LV.

               (v) Neither MGM nor its controlling stockholder shall market or solicit any offers for the purchase, optioning, leasing or development of the MGM Contribution Property so long as this Agreement is in full force and effect.

               (vi) Except as otherwise required by law and except for public announcements or disclosures mutually approved by PRMA-LV and MGM, MGM shall use all reasonable efforts to keep all due diligence materials received herein, and all business and economic terms of the transactions contemplated hereunder, confidential and will not disclose or discuss any such due diligence information or materials or the details of such transactions to any third parties, other than MGM's accountants, legal counsel and other such parties who are involved from time to time in the transactions contemplated in this Agreement.

          (b) PRMA-LV Covenants. PRMA-LV hereby covenants for the benefit of each of MGM and the Company as follows:

               (i) PRMA-LV shall promptly after becoming aware of any fact or circumstance that makes any representation or warranty under this Agreement materially untrue or misleading, or any covenant or condition precedent under this Agreement unlikely to be performed or satisfied, deliver written notice of such fact or circumstance to MGM.

               (ii) Except as otherwise required by law and except for public announcements or disclosures mutually approved by MGM and PRMA-LV, PRMA-LV shall use all reasonable efforts to keep all due diligence materials received herein, and all business and economic terms of the transactions contemplated hereunder, confidential and will not disclose or discuss any such due diligence information or materials or the details of such transactions to any third parties, other than PRMA-LV's accountants, legal counsel and other such parties who are involved from time to time in the transactions contemplated in this Agreement.

          6.   CONDITIONS PRECEDENT
               --------------------

          (a) MGM Conditions Precedent. The following shall be conditions precedent to MGM's obligation to consummate the transactions contemplated under this Agreement:

               (i) PRMA-LV shall have deposited into Escrow the items that it is required to deposit pursuant to Section 12.
                                     ----------

          (b) PRMA-LV Conditions Precedent. The following shall be conditions precedent to PRMA-LV's obligation to consummate the transactions contemplated under this Agreement:

               (i) Nevada Title Company ("Title Company") shall be prepared to issue its binder for an extended coverage ALTA owner's policy of title insurance, in the form previously agreed to by the Members, subject only to the exceptions previously approved by PRMA-LV in writing ("Permitted Encumbrances"), together with such title endorsements as have been heretofore requested by PRMA-LV (the "Title Policy"); and

               (ii) MGM shall have deposited in Escrow the items that it is required to deposit pursuant to Section 12.
                                     ----------

          (c) Failure of Condition Precedent. In the event any condition precedent set forth above in this Section 6 is not satisfied prior to the
                                  ---------
Outside Date (as defined in Section 8), any party whose obligation to consummate
                            ---------
the transactions contemplated in this Agreement is conditioned upon the satisfaction of such condition precedent may elect, in its sole and absolute discretion, by giving written notice to the other party and to Escrow Holder, to either (i) waive such condition precedent and consummate the transactions contemplated hereby in accordance with the terms and provisions of this Agreement, or (ii) terminate this Agreement by giving written notice to the other parties of such termination and pursue any rights and remedies that such party may have at law or in equity as a result of any then existing breach of this Agreement (it being acknowledged and agreed that the failure of a condition precedent hereunder through no fault or breach of any party shall not constitute a breach of this Agreement). In the event any party elects to terminate this Agreement in accordance with the foregoing, the provisions of the final sentence of Section 8 shall apply.
                                    ---------

          7.   PRORATIONS AND ADJUSTMENTS
               --------------------------

          (a) All real and personal property and ad valorem taxes, and all other expenses relating to the MGM Contribution Property) shall be allocated and prorated upon the Close of Escrow on the basis that MGM shall be responsible for all such taxes and expenses accruing on or prior to the Closing Date, and the Company shall be responsible for all such taxes and expenses accruing after the Closing Date. If the amount of any installment of real property taxes is not known as of the Close of Escrow, then a proration shall be made by the parties based on a reasonable estimate of the real property taxes applicable to the Real Property and the parties shall adjust the proration when the actual amount becomes known upon the written request of either party made to the other.

          (b)  Subject to Section 9(c), all capital and other improvements
                          ------------
(including labor and material) which have been performed or contracted for, by or on behalf of MGM or its affiliates on or prior to the Closing Date shall be paid by MGM and shall be subject to the indemnification provisions of Section
                                                                      -------
11.  Subject to Section 9(c), the Company shall furnish to MGM for payment any
- --              ------------
bills for such period received after the Closing Date, and the Company shall have no further obligation with respect thereto.

          (c)  Subject to Section 9(c), MGM shall be responsible for all
                          ------------
outstanding debt service payments, payroll expenses and insurance premiums and costs, and there will be no proration for such items.

          (d) Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

          (e) For purposes of calculating prorations, MGM shall be deemed to be in title to the MGM Contribution Property, and, therefore, entitled to the income therefrom and responsible for the taxes and expenses thereof, for the entire Closing Date. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date. Except as set forth in this Section 7, and subject to Section 9(c), all
                                   ---------                 ------------
items of income and expense with respect to the MGM Contribution Property for the period on and prior to the Closing Date will be for the account of MGM, and all items of income and expense for the period after the Closing Date will be for the account of the Company, all as determined by the accrual method of accounting. Subject to Section 9(c), bills
                       ------------
received after the Closing Date which relate to expenses incurred, services performed or other amounts allocable to the period on or prior to the Closing Date shall be paid by MGM. In the event any allocation or computation made under or in connection with this Section 7 shall prove to be incorrect or inconsistent
                           ---------
with the intent of this Section 7 for any reason, then any party shall be
                        ---------
entitled to a prompt adjustment to correct the same by providing written demand on the one from whom it is entitled to such adjustment within one (1) year after the Closing Date. No such adjustments may be requested or demanded after such one year period has expired.

          8.   CLOSING
               -------

          As used herein, the term "Close of Escrow" shall refer to the consummation of the contribution and conveyances of the MGM Contribution Property and the PRMA-LV Contribution Property contemplated herein, and the term "Closing Date" shall mean the date that the Deed is recorded in the Official Records of Clark County, Nevada. The Close of Escrow shall occur through an escrow (the "Escrow") with Title Company, as escrow agent in accordance with
Section 12 and the general provisions of the usual form of escrow agreement used
- ----------
by Title Company in similar transactions to the extent consistent herewith. The parties shall use all reasonable efforts to cause the Close of Escrow to occur as soon as practicable after the satisfaction of all conditions precedent thereto, on a business day mutually acceptable to MGM and PRMA-LV. In addition to the other termination rights and remedies afforded the parties under this Agreement, if the Close of Escrow does not occur on or before the date that is five (5) business days after the date hereof (the "Outside Date") by the reason of the failure of any condition precedent hereunder, then at any time thereafter either party shall have the right to terminate this Agreement by giving written notice of such termination to the other parties, in which event this Agreement shall become null and void with no further obligation on the part of either party (other than for or with respect to any then-existing breach of this Agreement) except that (i) any money or documents in Escrow shall be returned to the party depositing the same, (ii) PRMA-LV and MGM each shall be responsible for one-half of any title or escrow cancellation fee, and (iii) each provision that this Agreement expressly provides shall survive the termination hereof shall survive and remain in full force and effect, subject to any applicable period set forth in this Agreement for its survival.

          9.   TRANSACTION COSTS
               -----------------

          (a) MGM Costs. MGM shall pay and be solely responsible for MGM's attorney's fees and costs incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

          (b) PRMA-LV Costs. PRMA-LV shall pay and be solely responsible for PRMA-LV's attorney's fees and costs incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

          (c) Shared Costs. Upon the Close of Escrow the Company shall (i) pay all "Shared Costs," as defined in the Due Diligence and Cost-Sharing Agreement, dated October 13, 1994, by and among MGM, PRMA-LV and PRMA (the "Due Diligence and Cost-Sharing Agreement"), that are due and payable, and shall assume and be solely responsible for all other Shared Costs, (ii) reimburse each of PRMA-LV and MGM for all Shared Costs that were borne by it prior to the Close of Escrow, and (iii) pay any other closing costs not expressly provided for above or in the Due Diligence and Cost-Sharing Agreement, all in accordance with a settlement statement approved by PRMA-LV and MGM and delivered to Title Company.

          (d)  Survival of Termination.  The provisions of this Section 9 shall
                                                                ---------
survive any termination of this Agreement.

          10.  DEFAULT
               -------

          If either MGM or PRMA-LV breaches this Agreement, the nonbreaching party shall be entitled to terminate the Escrow, by delivering written notice to Title Company and the other party, and/or pursue all rights and remedies available to it at law or in equity. No termination of the Escrow by MGM or PRMA-LV following the breach by the other party shall be deemed to waive such breach or any remedy otherwise available to the nonbreaching party. Upon any such termination, Title Company shall return all funds and documents to the party that deposited the same, and the breaching party shall bear all of Title Company's escrow cancellation fees and costs.

          11.  INDEMNIFICATION
               ---------------

          (a)  Subject to Section 9(c), MGM shall hold harmless, indemnify and
                          ------------
defend PRMA-LV, PRMA and the Company (with counsel acceptable to PRMA-LV in the exercise of its reasonable judgment), from and against any and all obligations, liabilities, claims, liens, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) which (i) are related to the ownership or operation of the MGM Contribution Property and accrue on or before the Closing Date, or (ii) arise from any breach of any representation, warranty or covenant of MGM under this Agreement, or under any other document delivered by MGM pursuant to Section 12(b).
            -------------

          (b)  Subject to Section 9(c), PRMA-LV shall hold harmless, indemnify
                          ------------
and defend MGM and the Company (with counsel acceptable to MGM in the exercise of its reasonable judgment), from and against any and all obligations, liabilities, claims, liens, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) which arise from any breach of any representation, warranty or covenant of PRMA-LV under this Agreement, or under any other document delivered by PRMA-LV pursuant to Section 12(c).
                                          -------------

          (c) The Company shall hold harmless, indemnify and defend MGM, PRMA and PRMA-LV, from and against any and all obligations, liabilities, claims, liens, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) which are related to the ownership or operation of the MGM Contribution Property or the PRMA-LV Contribution Property and accrue after the Closing Date, except for obligations, liabilities, claims, liens, losses, damages, costs and expenses that are covered by the indemnification set forth in Sections 11(a) or (b) above.
- ---------------------

          12.  ESCROW
               ------

          (a) Escrow Instructions. On the date hereof, the parties have fully executed three (3) originals of this Agreement and on the next day shall deliver them to Title Company. Title Company shall execute all such originals of this Agreement, and deliver one copy each to MGM and PRMA-LV, to evidence Title Company's agreement to act as escrow agent ("Escrow Agent") hereunder and its acceptance of this Agreement as its escrow instructions. This Agreement, together with the general provisions of the usual form of escrow agreement used by Title Company in similar transactions to the extent consistent herewith and such further instructions, if any, as the parties shall provide to Title Company by mutual written agreement, shall constitute the escrow instructions. In the event of any inconsistencies between the terms and provisions of this Agreement and the terms and provisions of any escrow agreement used by the Company, the terms and provisions of this Agreement shall control.

          (b) MGM's Closing Deposits into Escrow. Prior to the Close of Escrow, MGM shall deliver or cause to be delivered to Title Company the following:

               (i) A Grant, Bargain and Sale Deed (the "Deed"), in recordable form, executed by MGM's controlling shareholder, conveying the Real Property to the Company free and clear of all claims, liens and encumbrances except the Permitted Encumbrances, in form heretofore mutually approved by MGM and PRMA-LV.

               (ii) Two fully executed copies of a Bill of Sale and Assignment and Assumption of Contracts (the "Bill of Sale and Assignment and Assumption of Contracts") by and among MGM and MGM's controlling shareholder, collectively as transferor, and the Company, as transferee, in form heretofore mutually approved by MGM and PRMA-LV.

               (iii) Two fully executed copies of an affidavit certifying that neither MGM not MGM's controlling shareholder is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code (the "FIRPTA Affidavit").

               (iv) The additional amount of cash, if any, necessary to pay MGM's share under this Agreement of the prorations.

               (v) Reasonable proof of the authority of MGM's signatories.

          Prior to the Close of Escrow, MGM shall deliver or cause to be delivered any other documents, instruments or agreements reasonably necessary to close the transaction as contemplated by this Agreement.

          (c) PRMA-LV's Closing Deposits into Escrow. Prior to the Close of Escrow, PRMA-LV shall deliver or cause to be delivered to Title Company the following:

               (i) PRMA-LV's cash contribution described in Section 2(b) above,
                                                            ------------
     by wire transfer of immediately available funds.

               (ii) Two fully executed copies of an assignment of the Theme Rights, by PRMA-LV, as transferor, to the Company, as transferee, in form heretofore mutually approved by MGM and PRMA-LV (the "Theme Rights Assignment").

               (iii) Two fully executed copies of an unconditional guaranty, executed by PRMA, as guarantor, in favor of MGM, as guaranteed party, in form heretofore mutually approved by MGM and PRMA-LV (the "Guaranty").

               (iv) Two fully executed copies of an Assignment and Assumption of Advent Option Agreement (the "Assignment and Assumption of Advent Option Agreement") by and among PRMA-LV, as transferor, and the Company, as transferee, in form heretofore mutually approved by MGM and PRMA-LV.

               (v) Reasonable proof of the authority of PRMA-LV's signatories.

          Prior to the Close of Escrow, PRMA-LV shall deliver or cause to be delivered any other documents, instruments or agreements reasonably necessary to close the transaction as contemplated by this Agreement.

          (d) Close of Escrow. Provided that Title Company shall not have received written notice from MGM or PRMA-LV of the termination of this Agreement and Escrow in accordance with this Agreement above, and only if and when MGM and PRMA-LV have deposited into Escrow the items required above, and Title Company is irrevocably and unconditionally prepared to issue the Title Policy, Title Company is authorized to and shall promptly:

               (i) Cause the Deed to be recorded in the Official Records of Clark County, Nevada.

               (ii) Deliver to each of MGM and PRMA-LV, by personal delivery or mail, one conformed copy of the Deed, and one fully executed original of each of the Bill of Sale and Assignment and Assumption of Contracts, the FIRPTA Affidavit, the Theme Rights Assignment, the Assignment and Assumption of Advent Option Agreement, and the Guaranty, together with copies of all other documents deposited in Escrow by the parties.

               (iii) Disburse to the Company PRMA-LV's cash contribution described in Section 2(b) above by wire transfer of immediately available
                  ------------
     funds, less the Company's share, if any, of any closing costs and net
            ----
     proration credits due contributing Members pursuant to Section 7.
                                                            ---------
     Notwithstanding the foregoing, in the event that MGM and PRMA-LV instruct Escrow Agent to pay any of the Shared Costs referred to in Section 9(c)
                                                                ------------
     above out of such amounts otherwise distributable to the Company, Escrow Agent shall pay such Shared Costs to the parties entitled thereto as directed in writing by MGM and PRMA-LV.

               (iv) Deliver to each party any funds deposited by such party, and any interest earned thereon, in excess of the amount required to be paid by such party hereunder.

               (v) Deliver the Title Policy to the Company.

          13.  INTENTIONALLY DELETED
               ---------------------

          14.  MISCELLANEOUS
               -------------

          (a) Except as expressly provided to the contrary in this Agreement, the representations, warranties, indemnities and covenants of the parties made in this Agreement shall not be merged into any instrument or conveyance at the Close of Escrow and shall survive the Closing Date.

          (b) This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Agreement, provided that the Operating Agreement and the Due Diligence and Cost-Sharing Agreement shall remain in full force and effect enforceable in accordance with their respective terms. Any waiver, modification or consent with respect to any provision of this Agreement shall be set forth in writing and duly executed by the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach. It is acknowledged that the controlling stockholder of MGM is not a party to this Agreement and shall have no liability or other obligation to any of the parties to this Agreement arising from or in connection with this Agreement or the transactions contemplated herein.

          (c) Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

          (d) Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service), by electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified mail, postage prepaid, return receipt requested), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     MGM:           MGM Grand, Inc.
                    3799 Las Vegas Boulevard South
                    Las Vegas, Nevada  89109
                    Attn:  Mr. Robert R. Maxey
                    Telefax No.:  (702) 891-1114

     With a
     copy to:       MGM Grand, Inc.
                    3799 Las Vegas Boulevard South
                    Las Vegas, Nevada  89109
                    Attn:  K. Eugene Shutler, Esq.
                    Telefax No.:  (702) 891-1114


     With a
     copy to:       Christensen, White, Miller, Fink & Jacobs
                    2121 Avenue of the Stars
                    18th Floor
                    Los Angeles, California  90067
                    Attn:  Gary N. Jacobs, Esq.
                    Telefax No.:  (310) 556-2920

     PRMA-LV:       PRMA Las Vegas, Inc.
                    c/o Primadonna Resorts, Inc.
                    P.O. Box 95997
                    Las Vegas, Nevada  89193-5997
                    Attn:  Gregory Jensen, Esq.
                    Telefax No.:  (702) 874-1554

     With a
     copy to:       O'Melveny & Myers
                    1999 Avenue of the Stars, Suite 700
                    Los Angeles, California  90067-6035
                    Attn:  Peter C. Kelley, Esq.
                    Telefax No.:  (310) 246-6779

     Company:       c/o Primadonna Resorts, Inc.
                    P.O. Box 95997
                    Las Vegas, Nevada  89193-5997
                    Attn:  Gregory Jensen, Esq.
                    Telefax No.:  (702) 874-1554

     With a
     copy to:       MGM Grand, Inc.
                    3799 Las Vegas Boulevard South
                    Las Vegas, Nevada  89109
                    Attn:  K. Eugene Shutler, Esq.
                    Telefax No.:  (702) 891-1114

     Title
     Company:       Nevada Title Company
                    3320 W. Sahara, Suite 200
                    Las Vegas, Nevada  89102
                    Attn:  Ms. Robbie D. Graham
                    Telefax No.:  (702) 876-6108

Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served (i) on the date personally served, if by personal service, (ii) one (1) day after the date of confirmed dispatch, if by electronic communication, or (iii) on the date shown on the return receipt or other evidence of delivery, if mailed.

          (e) The parties agree to execute such instructions to Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

          (f) The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

          (g) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

          (h) The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section and Paragraph headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. Whenever the words "including", "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words "without limitation" immediately followed the same.

          (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

          (j) If any action is brought by either party against the other party, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

          (k) This Agreement shall not be transferred or assigned by either party.

          (l) All Exhibits or Schedules attached hereto are incorporated by this reference.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                    "MGM"

                    MGM GRAND, INC.,
                    a Delaware corporation

                    By: /s/ Robert R. Maxey
                        ----------------------------
                      Its: PRESIDENT/CEO
                           -----------------------



                    "PRMA-LV"

                    PRMA LAS VEGAS, INC.
                    a Nevada corporation



                    By: /s/ Gary Primm
                        ----------------------------
                      Its:
                           -----------------------



                    "THE COMPANY"

                    NEW YORK - NEW YORK HOTEL, LLC,
                    a Nevada limited liability company


                    By: /s/ Gary Primm
                        ----------------------------
                      Its:
                           -----------------------


     The undersigned escrow agent accepts the foregoing Contribution Agreement with Joint Escrow Instructions and agrees to act as escrow agent under the Agreement in strict accordance with its terms.

Nevada Title Company,
a Nevada corporation


By: ____________________________
Its: ___________________________
  Date: ______________________